                                                                  Exhibit 3.4

                                    AMENDMENT TO

                             ARTICLES OF INCORPORATION

                                         OF

                           FIRST ZURICH INVESTMENTS, INC.


     THE UNDERSIGNED, being the sole director of First Zurich Investments, Inc. does hereby amend the Articles of Incorporation of the Company as follows:

                                     ARTICLE I

                                        NAME

     The name of this corporation shall be Terra International
Pharmaceuticals, Inc.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on November 11, 1996 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation on November 11, 1996.

/s/ Nancy Schwartz
---------------------------------------------
Nancy Schwartz, President and Sole Director



     The foregoing instrument was acknowledged before me on November 11, 1996, by Nancy Schwartz, who is personally known to me, or who has produced Driver License as identification.

My commission expires:           ----------------------------
                                        Notary Public